UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2012

PORTER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	001-33033	61-1142247
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Eastpoint Parkway, Louisville, Kentucky, 40223
(Address of principal executive offices)

(502) 499-4800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 16, 2012, Porter Bancorp, Inc. (NASDAQ: PBIB), parent company of PBI Bank, held its 2012 annual meeting of shareholders.  At the meeting, shareholders elected seven directors, approved a non-binding advisory vote on the compensation of the company’s executives, approved the increase of the authorized shares of common stock to 86,000,000 shares of voting common stock and to 34,380,437 million shares of non-voting common stock, and approved an amendment to the 2006 Non-employee Director Incentive Stock Plan.  Shareholders also defeated a stockholder proposal that Porter Bancorp adopt a policy that its Chairman of the Board not be an employee or former employee of the company.

The votes cast on the five agenda items are set forth below:

1. Election of Directors.

Director	For	Withheld	Broker non-votes

Maria L. Bouvette	8,920,891.69	1,317,871.34	611,947.00
David L. Hawkins	8,928,725.03	1,310,038.00	611,947.00
W. Glenn Hogan	8,938,379.03	1,300,384.00	611,947.00
Sidney L. Monroe	8,920,062.03	1,270,215.00	611,947.00
William G. Porter	8,898,334.69	1,340,428.34	611,947.00
Stephen A. Williams	8,940,659.03	1,298,104.00	611,947.00
W. Kirk Wycoff	8,951,262.03	1,287,501.00	611,947.00

2. Proposal to approve, in a non-binding advisory vote, the compensation of the company’s executives.

For	Against	Abstain	Broker non-votes
9,243,779.27	990,026.66	4,957.10	611,947.00

3. Approval of Increase in Authorized Shares of Voting and Non-Voting Common Stock

For	Against	Abstain	Broker non-votes
10,072,606.86	776,738.17	1,365.00	0

4. Approval of Amendment to Non-Employee Director Stock Incentive Plan

For	Against	Abstain	Broker non-votes
9,234,839.86	999,511.17	4,412.00	611,947.00

5. Shareholder Proposal – Independent Chairman

For	Against	Abstain	Broker non-votes
1,953,326.55	8,273,239.51	12,196.97	611,947.00

No other proposals were voted upon at the annual meeting.

Item 8.01. Other Events

On May 16, 2012, Porter Bancorp issued a press release announcing the results of five items submitted to a vote of its shareholders at the Company’s 2012 annual meeting held earlier that day.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release issued by Porter Bancorp, Inc. on May 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 17, 2012	PORTER BANCORP INC.

		By:	/s/ Maria L. Bouvette
Maria L. Bouvette
President and Chief Executive Officer